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                                                                    Exhibit 23.2






                                                                     FILE NUMBER
                                                                        866179



                               October 13, 1998

Prentiss Properties Trust
3890 W. Northwest Highway, Suite 400
Dallas, Texas 75220

        Re:  Prentiss Properties Trust:  Registration Statement
             on Form S-3 (Registration No. 333-49295)
             --------------------------------------------------

Ladies and Gentlemen:

        We hereby consent to the use of our firm in the above-referenced Registration Statement under the caption "Legal Opinions." In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.


                                        Very truly yours,

                                      Ballard Spahr Andrews & Ingersoll, LLP